UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2021, pursuant to the terms of an Agreement for Purchase and Sale of Real Property, dated July 13, 2021 (the “Purchase and Sale Agreement”), as amended by First Amendment to Agreement for Purchase and Sale or Real Property, dated August 11, 2021 (“Amendment No. 1”), and Second Amendment to Agreement for Purchase and Sale or Real Property, dated August 31, 2021 (“Amendment No. 2”), by and between Belpointe PREP, LLC, a Delaware limited liability company (“we,” “us,” “our” or the “Company”), and an unrelated third party seller, the Company indirectly, through the wholly owned subsidiaries of one of our operating companies, completed the acquisition of an approximately 8-acre site, consisting of a two industrial buildings and associated parking, located in Nashville, Tennessee (“Nashville No. 2”), for an aggregate purchase price of approximately $20,825000, exclusive of transaction costs

We currently anticipate that Nashville No. 2 will be redeveloped into an approximately 412-apartment home community consisting of one-bedroom, two-bedroom and three-bedroom apartments. We anticipate Nashville No. 2 will consist of two 7-story buildings with a 2-story approximately 533-space garage plus approximately 100 surface level parking spots, the buildings will have a fitness center, game room, co-working spaces outdoor, heated, saltwater swimming pool, riverfront courtyards and rooftop terraces as well as a leasing office.

The foregoing description of the Purchase and Sale Agreement, Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, Amendment No. 1 and Amendment No. 2, which are filed as Exhibits 10.8, 10.9 and 10.1, respectively, hereto and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable words or statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this Form 8-K, including, among others, the risks set forth under the heading “Risk Factors” in our prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2021, as the same may be amended or supplemented from time to time, a copy of which may be accessed here, as well as from time to time in our other filings with the SEC.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. There may be other factors that cause our actual results to differ materially from any forward-looking statements. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our plans, strategies and objectives, which we consider to be reasonable, will be achieved. All forward-looking statements in this Form 8-K apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this Form 8-K and in other filings we make with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Item 9.01 Exhibits

Exhibit Number	Description
10.8	Agreement for Purchase and Sale of Real Property, dated July 13, 2021 (certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed).
10.9	First Amendment to Agreement for Purchase and Sale or Real Property, dated August 11, 2021 (certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed).
10.10	Second Amendment to Agreement for Purchase and Sale or Real Property, dated August 31, 2021 (certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2021

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer